UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2012

COMPUTER SCIENCES CORPORATION (Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Revised Tuesday September 4, 2012

FORM 8-K
COMPUTER SCIENCES CORPORATION

Other Events, Financial Statements and Exhibits

Item 8.01. Other Information.

On August 31, 2012 the Company and the U.K. National Health Service (NHS) entered into a binding interim agreement which has been approved by all required U.K. government officials (the agreement). The agreement amends the terms of the parties’ current contract under which the Company has developed and is now deploying an integrated patient records system using the Company’s Lorenzo Regional Care software product. The agreement forms the basis on which the parties will subsequently finalize a full restatement of the contract.

Under the agreement the parties have redefined the scope of the Lorenzo products and have established deployment and ongoing service pricing. CSC will deliver additional Lorenzo implementations based on demand from individual NHS trusts. A flexible arrangement has been established for these trusts to combine additional clinical modules with the core care management functionality of the Lorenzo solution to meet their specific requirements. CSC and the NHS have also agreed to a streamlined approach for trusts which wish to take the Lorenzo products within the NHS-designated North, Midlands and East regions of England to obtain central funding from the U.K. Department of Health for implementation of the Lorenzo products. In addition, CSC may offer the Lorenzo solution throughout the rest of England where trusts select CSC’s solutions through a separate competitive process. Under the new agreement the NHS will not be subject to trust volume commitments and CSC has agreed to non-exclusive deployment rights in its designated regions. Trusts will receive ongoing managed services from CSC for a period of five years from the date of Lorenzo deployment by a trust, provided deployment is complete or substantially complete by July 2016.

Beyond its Lorenzo offerings, CSC will continue to provide a wide range of other solutions and services to the NHS, including general practitioner, ambulance and community systems, digital imaging and other related services.

The parties have agreed to a mutual release of all accrued claims under the contract through the date of the agreement, August 31, 2012. In conjunction with the agreement, CSC will receive a payment of approximately £68 million, net of value added tax, representing payment for value delivered to date, a net settlement amount for mutual claims of the parties and removal of exclusivity to provide a flexible market driven approach.

Reference is hereby made to CSC’s Form 10-K for the fiscal year ended March 30, 2012 and its Form 10-Q for the quarter ended June 29, 2012 for previously disclosed information concerning CSC’s contract with the NHS. The disclosures set forth in this Form 8-K supplement and update CSC’s prior disclosures concerning such matters as set forth in such prior filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is filed herewith:

Exhibit Description

99.1	Press Release dated September 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: September 4, 2012	By:	William L. Deckelman, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 4, 2012